EXHIBIT 2.2

List of Items in the Confidential Disclosure Schedules

to the Agreement and Plan of Merger, dated December 7, 2015,

by and between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc.

WIBC Disclosure Schedule

4.1(b) Capital Structure

4.1(c) Organization and Qualification of the WIBC Trusts

4.1(d) Authority

4.1(g) Compliance with Applicable Legal and Reporting Requirements

4.1(i) Legal Proceedings

4.1(j) Taxes

4.1(k) Certain Agreements

4.1(l) Benefit Plans; Labor Matters
4.1(n) Agreements with Regulators

4.1(v) Loan Portfolio

4.1(w) Insurance

4.1(y) Brokers or Finders
4.1(bb) Environmental Matters

5.1 Covenants of WIBC

6.6(a) Employee Benefit Plans and Employee Matters

BBCN Disclosure Schedule

4.2(b) Capital Structure

4.2(c) Organization and Qualification of the BBCN Trusts

4.2(g) Compliance with Applicable Legal and Reporting Requirements

4.2(i) Legal Proceedings

4.2(j) Taxes

4.2(k) Certain Agreements

4.2(n) Agreements with Regulators

4.2(s) Condition of Assets

4.2(v) Loan Portfolio

4.2(w) Insurance

4.2(x) Transactions with Affiliates

4.2(y) Brokers or Finders
4.2(bb) Environmental Matters

6.9(c) Executive Officers of the Surviving Company